EXHIBIT 10.1

May 11, 2007

Brad Morrice
President and Chief Executive Officer
New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, CA 92612

Re: Agreement for Interim Management and Restructuring Services – First Amendment

Dear Brad:

This letter represents the first amendment (“First Amendment”) to the agreement between AP Services, LLC, a Michigan limited liability company (“APS”) and New Century Financial Corporation (the “Company”) dated March 22, 2007 (the “Engagement Letter”). This First Amendment shall be effective as of May 11, 2007 (the “Effective Date”). The Engagement Letter shall remain effective with respect to all periods and events prior to the Effective Date and, except as expressly modified by this First Amendment, the Engagement Letter shall remain in full force and effect after such date.

1. The following is incremental to the section titled Objective and Tasks.

APS will provide Holly Felder Etlin to serve as the Company’s Chief Restructuring Officer (“CRO”), reporting to the Company’s Chief Executive Officer (“CEO”) and Board of Directors. Working collaboratively with the senior management team, the Board of Directors and other Company professionals, Ms. Etlin will assist the Company in evaluating and implementing strategic and tactical options through the restructuring process by performing those tasks outlined in the Engagement Letter and include, without limitation, the following: (i) strengthening the Company’s core competencies in the finance organization, particularly cash management, planning, general accounting and financial reporting information management and with communicating and reporting to the Company’s stakeholders and representatives, (ii) developing and implementing cash management strategies, tactics and processes and (iii) managing the claim and claim reconciliation process and supervising the preparation of reports required by the Bankruptcy Court, including, without limitation, bankruptcy schedules and statements of financial affairs. As CRO, Ms. Etlin shall have such additional duties as set forth by the Bankruptcy Court or the Company’s Board of Directors or CEO.

2.	Schedule 2 to the Engagement Letter, Disclosures, is hereby replaced in its entirety by the attached Schedule 2.

3.	Exhibit A, Temporary Staff, is replaced in its entirety with the attached Exhibit A dated May 11, 2007.

If these terms meet with your approval, please sign and return the enclosed copy of this First Amendment.

We look forward to our continuing relationship with you.

Sincerely yours,

AP Services, LLC

/s/ Holly Felder Etlin

Holly Felder Etlin
Managing Director

Acknowledged and Agreed to:

NEW CENTURY FINANCIAL CORPORATION

By: Its: Dated:	/s/ Brad A. Morrice President and Chief Executive Officer May 16, 2007